UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.    Regulation FD Disclosure.

On July 17, 2012, State Street Corporation announced that it has agreed to acquire Goldman Sachs Administration Services, a leading hedge fund administrator, from The Goldman Sachs Group, Inc. in a cash transaction with a total purchase price of $550 million, subject to certain adjustments. Completion of the transaction is subject to regulatory approvals and other customary closing conditions. State Street is filing this Form 8-K for the purpose of providing additional information concerning this transaction.

The information in this Item 7.01, and in Exhibit 99.1 attached to this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Item 7.01, such Exhibit 99.1 or any of the information contained therein be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

         A slide presentation pertaining to State Street's announced agreement to acquire Goldman Sachs Administration Services is furnished herewith as Exhibit 99.1 (such Exhibit 99.1 is furnished and not filed).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ DAVID C. PHELAN
	Name:	David C. Phelan
	Title:	Executive Vice President and General Counsel
Date: July 19, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide presentation pertaining to State Street's announced agreement to acquire Goldman Sachs Administration Services (such Exhibit 99.1 is furnished and not filed).